EXHIBIT 10.3



                         [TEMPLATE - RESTRICTED SHARES]

[Full Name of Employee]

[Address]

[Date]

Dear [First Name]:

         Pursuant to the Company's Employee Stock Plan (the "Plan"), you have been selected by the Compensation Committee of the Board of Directors (as more fully described in Section 12, the "Committee") of Cablevision Systems Corporation (the "Company") to receive _____ (___) restricted shares ("Restricted Shares") of NY Group Class A Common Stock, par value $.01 per share ("Common Shares") effective as of ____________ (the "Grant Date").

         Capitalized terms used but not defined in this agreement (this "Agreement") have the meanings given to them in the Plan. The Restricted Shares are subject to the terms and conditions set forth below:

1. Consideration. You are required to pay the Company the aggregate par value amount of the Restricted Shares no later than forty-five (45) business days from the Grant Date. The total par value amount of your Restricted Shares is $______ (the "Par Value Amount"). By executing this agreement below, you hereby consent to and authorize the deduction by the Company of such amount from your salary.

2. Vesting. None of your Restricted Shares will vest and you will forfeit all of them if you do not remain continuously employed with the Company or one of its Affiliates from the Grant Date through _____________, except that a portion of your Restricted Shares may vest sooner if you are terminated without Cause (as defined below) or, in accordance with Section 4, die or become disabled (as defined in Section 4).

         For purposes of this Agreement, "Cause" means, as determined by the Committee, your (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof, or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any crime involving moral turpitude or any felony.

3. Accelerated Vesting for Termination Without Cause. If the Company or one of its Affiliates terminates your employment without Cause after ___________and before ___________, __________ percent (___%) of the Restricted Shares will vest as of the termination date (i.e., the last date of your employment with the Company or one of its Affiliates) and the balance of the Restricted Shares will be immediately forfeited. If the Company or one of its Affiliates terminates your employment without Cause on or after ___________ and before ____________, ___________ percent (___%) of the Restricted Shares will vest as of the termination date and the balance of the Restricted Shares will be immediately forfeited. As a condition to the accelerated vesting provided for in this Section 3, you will be required to sign and deliver a waiver and release substantially in the form attached as Annex 2 hereto; it being understood and agreed by you, however, that the Company reserves the right to amend the form of waiver and release from time to time to make such changes as the Company shall reasonably determine are either necessary or desirable including, without limitation, changes that may be required to reflect changes in law. In the event that the waiver and release covered by this Section 3 is required to be signed and delivered, the Company shall have no obligation under this Agreement or the Plan to take any action unless and until the waiver and release is fully effective and all rights to revoke, withdraw or otherwise terminate such waiver and release have expired or otherwise terminated.

4. Accelerated Vesting in the Event of Death or Disability. If your employment is terminated as a result of your death or disability, a portion of the Restricted Shares equal to the product of (i) the number of your Restricted Shares multiplied by (ii) a fraction, the numerator of which is the number of months you were employed from ________ until your termination date and the denominator of which is __________ (___), will vest as of the termination date and the balance of the Restricted Shares will be immediately forfeited. In the event of your death, your estate will be entitled to the Restricted Shares that have vested.

         For purposes of this Agreement, "disability" means your inability to perform for six (6) continuous months substantially all the essential duties of your occupation, as determined by the Committee.

5. Change of Control. As set forth in Annex 1 attached hereto, your entitlement to Restricted Shares may be affected in the event of a Change of Control of the Company or a going-private transaction (each as defined in Annex 1 attached hereto).

6. Relationship with Competitive Entities. In the event that you shall voluntarily terminate your employment or your employment is terminated for Cause, you shall not become employed by, consult to, or have any interest, directly or indirectly, in any Competitive Entity (as defined below) within one
(1) year after your Restricted Shares have vested. If you shall voluntarily terminate your employment or your employment is terminated for Cause, and, in either case, subsequently become employed by, consult to, or have any interest, directly or indirectly, in a Competitive Entity during such one-year period, you shall within ten (10) business days thereof pay the Company, as liquidated damages and not as a penalty, an amount equal to (a) the gain (whether or not realized) attributable to the vesting of the Restricted Shares, plus (b) interest at a rate equal to the lesser of (i) twelve percent (12%) per annum or
(ii) the maximum interest rate permitted by applicable law, compounded quarterly, calculated from the date the Restricted Shares vested until the date such payment to the Company is made. Such gain shall be equal to the greater of the (y) positive difference, if any, between the Fair Market Value of the Restricted Shares on the date such shares vest and the Par Value Amount paid for the Restricted Shares or (z) positive difference, if any, between the Fair Market Value of the Restricted Shares on your first (1st) day of employment by the Competitive Entity and the Par Value Amount paid for such shares. A "Competitive Entity" shall mean (1) any company that competes (including, without limitation, by means of direct broadcast satellite or a fiber optic or other network) with any of the Company's cable television, telephone or on-line data businesses in the New York City Metropolitan Area (as defined in Annex 1 attached hereto) or that competes with any of the Company's programming, cinema, sports or entertainment businesses, nationally or regionally; or (2) any trade or professional association representing any of the companies covered by this
Section 6, other than the National Cable Television Association and any state cable television association. Ownership of not more than one percent (1%) of the outstanding stock of any publicly-traded company shall not be a violation of this Section 6.

         By accepting this Agreement, you understand that the terms and conditions of this Section 6 may limit your ability to earn a livelihood in a business similar to the business of the Company, but nevertheless hereby agree that the restrictions and limitations hereof are reasonable in scope, area and duration, and that the consideration provided under the Plan and this Agreement is sufficient to justify the restrictions and limitations contained in this
Section 6. Accordingly, in consideration thereof and in light of your education, skills and abilities, by participating in the Plan, you hereby agree that you will not assert, and it should not be considered, that such provisions are either unreasonable in scope, area or duration, or will prevent you from earning a living, or otherwise are void, voidable or unenforceable or should be voided or held unenforceable. You further understand and hereby agree that the restrictions and limitations contained in this Section 6 are ancillary to, and part of, the Plan and this Agreement, and are reasonably necessary to protect the good will and business interests of the Company.

         You hereby agree that a breach or threatened breach on your part of the restrictions and limitations contained in this Section 6 will cause such damage to the Company as will be irreparable and for that reason you further agree that the Company shall be entitled as a matter of right to an injunction or other equitable relief out of any court of competent jurisdiction, restraining any further violation of this Section 6 by you. The right to injunction or other equitable relief shall be cumulative and in addition to any and all other remedies the Company may have, including, specifically, recovery of money damages and any other legal or equitable relief available. You hereby waive any requirement for security or the posting of any bond or other surety and proof of damages in connection with any temporary or permanent award of injunctive or other equitable relief.

7. Transfer Restrictions. You may not transfer, assign, pledge or otherwise encumber the Restricted Shares, other than to the extent provided in the Plan.

8. Right to Vote and Receive Dividends. You have full voting rights with respect to the Restricted Shares. All dividends and distributions paid on your Restricted Shares will be retained by the Company for your account until your Restricted Shares vest and such dividends and distributions will be paid to you (without interest) when your Restricted Shares vest.

9. Section 83(b) Election. If you wish to make an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize income with respect to the Restricted Shares before they become vested, you must file a
Section 83(b) election with the Internal Revenue Service within thirty (30) days of the Grant Date and provide a copy of that filing to the Company. You are strongly encouraged to seek the advice of a tax consultant regarding the advisability of making a Section 83(b) election. YOU SHOULD NOTE THAT ANY TAXES YOU PAY AS A

RESULT OF YOUR SECTION 83(B) ELECTION CANNOT BE RECOVERED IF YOUR RESTRICTED SHARES ARE FORFEITED OR DECLINE IN VALUE. IT IS YOUR SOLE RESPONSIBILITY TO TIMELY FILE AN ELECTION UNDER SECTION 83(B). YOU MUST NOTIFY THE COMPANY WITHIN TEN (10) DAYS OF FILING ANY SUCH ELECTION. A Sample Form of Election under
Section 83(b) is attached for your reference as Annex 3.

10. Tax Representations and Tax Withholding. You hereby acknowledge that you have reviewed with your own tax advisors the federal, state and local tax consequences of receiving the Restricted Shares. You hereby represent to the Company that you are relying solely on such advisors and not on any statements or representations of the Company, its Affiliates or any of their respective agents.

         If, in connection with the Restricted Shares, the Company is required to withhold any amounts by reason of any federal, state or local tax, such withholding shall be effected in accordance with Section 16 of the Plan.

11. Delivery. Unless otherwise determined by the Committee, delivery of the Restricted Shares will be by book-entry credit to an account in your name that the Company has established at a custody agent (the "custodian"). The Company's transfer agent, Mellon Investor Services LLC, shall act as the custodian of the Restricted Shares; however, the Company may in its sole discretion appoint another custodian to replace Mellon Investor Services LLC. On the date your Restricted Shares vest, if you have complied with your obligations under this Agreement and provided that your tax obligations with respect to the vested Restricted Shares are appropriately satisfied, at your request, we will either instruct the custodian to electronically transfer your Common Shares to a brokerage or other account you specify or deliver to you a physical stock certificate representing your Common Shares.

12. Right of Offset. You hereby agree that if the Company shall have any obligation to you (the "Company Obligation") under this Agreement, then the Company shall have the right to offset against the Company Obligation, to the maximum extent permitted by law, any amounts that you may owe to the Company or its Affiliates of whatever nature. You hereby further agree that if you shall owe the Company any amount (the "Optionee-Owed Amount") under Section 6 of this Agreement, then the Company shall have the right to offset the Optionee-Owed Amount, to the maximum extent permitted by law, against any obligation from the Company or its Affiliates to you under this Agreement or otherwise (including, without limitation, any wages, vacation pay, or other compensation or benefit under any benefit plan or other compensatory arrangement).

13. The Committee. For purposes of this Agreement, the term "Committee" means the Compensation Committee of the Board of Directors of the Company or any replacement committee established under, and as more fully defined in, the Plan.

14. Committee Discretion. The Committee has full discretion with respect to any actions to be taken or determinations to be made in connection with this Agreement, and its determinations shall be final, binding and conclusive.

15. Amendment. The Committee reserves the right at any time to amend the terms and conditions set forth in this Agreement, except that no such amendment shall materially adversely affect your economic rights under this Agreement without your consent. Any amendment of this Agreement shall be in writing and signed by an authorized member of the Committee or a person or persons designated by the Committee.

16. Restricted Shares Subject to the Plan. The Restricted Shares covered by this Agreement are subject to the Plan.

17. Entire Agreement. Except for any employment agreement between you and the Company or any of its Affiliates in effect as of the date of the grant hereof (as such employment agreement may be modified or renewed), this Agreement and the Plan constitute the entire understanding and agreement of you and the Company with respect to the Restricted Shares covered hereby and supersede all prior understandings and agreements. In the event of a conflict among the documents with respect to the terms and conditions of the Restricted Shares covered hereby, the documents will be accorded the following order of authority: the terms and conditions of the Plan will have highest authority followed by the terms and conditions of your employment agreement followed by the terms and conditions of this Agreement.

18. Successors and Assigns. The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and its successors and assigns.

19. Governing Law. This Agreement shall be deemed to be made under, and in all respects be interpreted, construed and governed by and in accordance with, the laws of the State of New York.

20. Jurisdiction and Venue. You irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States located in the Southern District and Eastern District of the State of New York in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waive, and agree not to assert, as a defense that you are not subject thereto or that the venue thereof may not be appropriate. You agree that the mailing of process or other papers in connection with any action or proceeding in any manner permitted by law shall be valid and sufficient service.

21. Securities Law Acknowledgments. You hereby acknowledge and confirm to the Company that (i) you are aware that the Common Shares are publicly-traded securities and (ii) Common Shares may not be sold or otherwise transferred unless such sale or transfer is registered under the Securities Act of 1933, as amended, and the securities laws of any applicable state or other jurisdiction, or is exempt from such registration.

22. Waiver. No waiver by the Company at any time of any breach by you of, or compliance with, any term or condition of this Agreement or the Plan to be performed by you shall be deemed a waiver of the same, any similar or any dissimilar term or condition at the same or at any prior or subsequent time.

23. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any term or condition hereof shall not affect the validity or enforceability of the other terms and conditions set forth herein.

24. Exclusion from Compensation Calculation. By acceptance of this Agreement, you shall be considered in agreement that the Restricted Shares covered hereby shall be considered special incentive compensation and will be exempt from inclusion as "wages" or "salary" in pension, retirement, life insurance and other employee benefits arrangements of the Company and its Affiliates, except as determined otherwise by the Company. In addition, each of your beneficiaries shall be deemed to be in agreement that all such shares be exempt from inclusion in "wages" or "salary" for purposes of calculating benefits of any life insurance coverage sponsored by the Company or any of its Affiliates.

25. No Right to Continued Employment. Nothing contained in this Agreement or the Plan shall be construed to confer on you any right to continue in the employ of the Company or any Affiliate, or derogate from the right of the Company or any Affiliate, as applicable, to retire, request the resignation of, or discharge you, at any time, with or without cause.

26. Headings. The headings in this Agreement are for purposes of convenience only and are not intended to define or limit the construction of the terms and conditions of this Agreement.

27. Effective Date. Upon execution by you, this Agreement shall be effective from and as of the Grant Date.

28. Signatures. Execution of this Agreement by the Company may be in the form of an electronic or similar signature, and such signature shall be treated as an original signature for all purposes.

                                              CABLEVISION SYSTEMS CORPORATION

                                              By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


         By your signature, you (i) acknowledge that a complete copy of the Plan and an executed original of this Agreement have been made available to you and
(ii) agree to all of the terms and conditions set forth in the Plan and this Agreement.


------------------------------
Name:

                                     ANNEX 1
                                       TO
                           RESTRICTED SHARES AGREEMENT

In the event of a "Change of Control" of the Company or a "going private transaction," as defined below, your entitlement to Restricted Shares shall be as follows:

1. If the Company or the "surviving entity," as defined below, has shares of common stock (or partnership units) traded on a national stock exchange or on the over-the-counter market as reported on NASDAQ, the Committee shall, no later than the effective date of the transaction which results in a Change of Control or going private transaction either (A) convert your unvested Restricted Shares into an amount of cash equal to (i) the number of your unvested Restricted Shares multiplied by (ii) the "offer price per share," the "acquisition price per share" or the "merger price per share," each as defined below, whichever of such amounts is applicable or (B) arrange to have the surviving entity grant to you an award of shares of common stock (or partnership units) of the surviving entity on the same terms and with a value equivalent to your unvested Restricted Shares which will, in the good faith determination of the Committee, provide you with an equivalent profit potential.

2. If the Company or the surviving entity does not have shares of common stock (or partnership units) traded on a national stock exchange or on the over-the-counter market as reported on NASDAQ, the Committee shall convert your unvested Restricted Shares into an amount of cash equal to the amount calculated as per Paragraph 1(A) above.

3. The cash award provided in Paragraph 1 or 2 shall become payable to you at the earlier of (a) the date on which your Restricted Shares are scheduled to vest, or (b) the date on which your employment with the Company or the surviving entity is terminated (i) by the Company or the surviving entity other than for Cause, if such termination occurs within three (3) years of the Change of Control or going private transaction, (ii) by you for "good reason," as defined below, if such termination occurs within three (3) years of the Change of Control or going private transaction or (iii) by you for any reason at least six
(6) months, but not more than nine (9) months after the effective date of the Change of Control or going private transaction. The amount payable in cash shall be payable together with interest from the effective date of the Change of Control or going private transaction until the date of payment at (a) the weighted average cost of capital of the Company immediately prior to the effectiveness of the Change of Control or going private transaction, or (b) if the Company (or the surviving entity) sets aside the funds in a trust or other funding arrangement, the actual earnings of such trust or other funding arrangement.

4. As used herein,

"Change of Control" means the acquisition, in a transaction or a series of related transactions, by any person or group, other than Charles F. Dolan or members of the immediate family of Charles F. Dolan or trusts for the benefit of Charles F. Dolan or his immediate family (or an entity or entities controlled by any of them) or any employee benefit plan sponsored or maintained by the Company, of (1) the power to direct the management of substantially all the cable television systems then owned by the Company in the New York City Metropolitan Area (as hereinafter defined) or (2) after any fiscal year of the Company in which all the systems referred to in clause (1) above shall have contributed in the aggregate less than a majority of the net revenues of the Company and its consolidated subsidiaries, the power to direct the management of the Company or substantially all its assets. Net revenues shall be determined by the independent accountants of the Company in accordance with generally accepted accounting principles consistently applied and certified by such accountants. "New York City Metropolitan Area" means all locations within the following counties: (i) New York, Richmond, Kings, Queens, Bronx, Nassau, Suffolk, Westchester, Rockland, Orange, Putnam, Sullivan, Dutchess, and Ulster in New York State; (ii) Hudson, Bergen, Passaic, Sussex, Warren, Hunterdon, Somerset, Union, Morris, Middlesex, Mercer, Monmouth, Essex and Ocean in New Jersey; (iii) Pike in Pennsylvania; and (iv) Fairfield and New Haven in Connecticut.

"Surviving entity" means the entity that owns, directly or indirectly, after consummation of any transaction, substantially all the cable television systems owned directly or indirectly by the Company in the New York City Metropolitan Area prior to consummation of such transaction. If any such entity is at least majority-owned, directly or indirectly, by any entity (a "parent entity") which has shares of common stock (or partnership units) traded on a national stock exchange or the over-the-counter market, as reported on NASDAQ, then such parent entity shall be deemed to be the surviving entity provided that if there shall be more than one such parent entity, the parent entity closest to ownership of the Company's cable television systems shall be deemed to be the surviving entity. If in connection with any transaction, a Change of Control or going private transaction occurs and no entity shall own, after consummation of such transaction, substantially all the cable television systems owned by the Company in the New York City Metropolitan Area prior to consummation of such transaction, then, notwithstanding any other provision of this Paragraph 4 to the contrary, there shall not be deemed to be a surviving entity so that the provisions of Paragraph 1(B) shall not be applicable. Ownership of "substantially all" the Company's New York City Metropolitan Area cable television systems shall mean ownership, after consummation of such transaction (or series of related transactions), of an aggregate of at least eighty percent (80%) of the basic subscribers of all the cable television systems owned by the Company and its consolidated subsidiaries in the New York City Metropolitan Area prior to such transaction (or series of related transactions).

"Going private transaction" means a transaction described in Rule 13e-3 to the Securities and Exchange Act of 1934.

"Good reason" means

         a. without your express written consent any reduction in your base salary or bonus potential, or any material impairment or material adverse change in your working conditions (as the same may from time to time have been improved or, with your written consent, otherwise altered, in each case, after the Grant
Date) at any time after or within ninety (90) days prior to the Change of Control including, without limitation, any material reduction of your other compensation, executive perquisites or other employee benefits (measured, where applicable, by level or participation or percentage of award under any plans of the Company), or material impairment or material adverse change of your level of responsibility, authority, autonomy or title, or to your scope of duties;

         b. any failure by the Company to comply with any of the provisions of this Agreement, other than an insubstantial or inadvertent failure remedied by the Company promptly after receipt of notice thereof given by you;

         c. the Company's requiring you to be based at any office or location more than thirty-five (35) miles from your location immediately prior to such event except for travel reasonably required in the performance of your responsibilities; or

         d. any failure by the Company to obtain the assumption and agreement to perform this Agreement by a successor as contemplated by Paragraph 1.

"Offer price per share" shall mean, in the case of a tender offer or exchange offer which results in a Change of Control or going private transaction (an "Offer"), the greater of (i) the highest price per share of common stock paid pursuant to the Offer, or (ii) the highest fair market value per share of common stock during the ninety-day period ending on the date of a Change of Control or going private transaction. Any securities or property which are part or all of the consideration paid for shares of common stock in the Offer shall be valued in determining the Offer Price per Share at the higher of (A) the valuation placed on such securities or property by the Company, person or other entity making such offer or (B) the valuation placed on such securities or property by the Committee.

"Merger price per share" shall mean, in the case of a merger, consolidation, sale, exchange or other disposition of assets that results in a Change of Control or going private transaction (a "Merger"), the greater of (i) the fixed or formula price for the acquisition of shares of common stock occurring pursuant to the Merger, and (ii) the highest fair market value per share of common stock during the ninety-day period ending on the date of such Change of Control or going private transaction. Any securities or property which are part or all of the consideration paid for shares of common stock pursuant to the Merger shall be valued in determining the merger price per share at the higher of (A) the valuation placed on such securities or property by the Company, person or other entity which is a party with the Company to the Merger, or (B) the valuation placed on such securities or property by the Committee.

"Acquisition price per share" shall mean the greater of (i) the highest price per share stated on the Schedule 13D or any amendment thereto filed by the holder of twenty percent (20%) or more of the Company's voting power which gives rise to the Change of Control or going private transaction, and (ii) the highest fair market value per share of common stock during the ninety-day period ending on the date of such Change of Control or going private transaction.

                                     ANNEX 2
                                       TO
                           RESTRICTED SHARES AGREEMENT

                               WAIVER AND RELEASE

         In consideration of Cablevision Systems Corporation's (the "Company") offer to accelerate the vesting of my Restricted Shares under Section 3 of the Restricted Shares Agreement dated ___________________ (the "Agreement") between the Company and me, I hereby for myself, and my heirs, agents, executors, successors, assigns and administrators (collectively, the "Related Parties"), knowingly and voluntarily forever waive and release the Company and all of its past and/or present affiliates, directors, officers, employees, fiduciaries, representatives, successors and assigns, whether in their individual or representative capacities (collectively, the "Releasees"), from any and all claims, rights and causes of action whatsoever ("Claims"), in law or in equity, whether known or unknown, asserted or unasserted, suspected or unsuspected, that I or any Related Party ever had, may have in the future or have now in connection with or arising from or in any way related to my employment relationship with the Company or any of its Affiliates, or termination of my employment relationship with the Company or any of its Affiliates including, without limitation:

o any Claims under Federal or state law, regulation or decision (including those under the Age Discrimination in Employment Act, 29 U.S.C. ss.ss.621 et. seq. (the "ADEA"), the Older Workers Benefit Protection Act, 29 U.S.C. ss.626 (f)(1) (the "OWBPA"), Title VII of the Civil Rights Act of 1991, the Americans with Disabilities Act, 42 U.S.C. ss.ss.12101-12213, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act of 1993, the Fair Labor Standards Act, and any other similar or related law, regulation or decision relating to or dealing with discrimination), or

o any Claims for punitive damages, attorney's fees, expenses and costs of litigation.

         Nothing herein shall be construed to affect the right of the Equal Employment Opportunity Commission ("EEOC") to enforce the ADEA or to interfere with the protected right to file a charge or participate in an EEOC investigation of proceeding.

         This Waiver and Release is intended to comply with the provisions of the OWBPA. By execution of this Waiver and Release, I hereby expressly waive any and all Claims under the OWBPA and hereby acknowledge that:

         (a) My waiver of rights or Claims arising under the ADEA is in writing and is understood by me;

         (b) The waiver of my rights or Claims existing under the ADEA is in exchange for the Company having entered into the Agreement;

         (c) The Company advised me in writing to consult with attorneys of my choosing prior to executing this Waiver and Release and I have in fact done so;

         (d) I have been advised by the Company that I am entitled to revoke this Waiver and Release within seven (7) days after its execution and that this Waiver and Release shall not become effective or enforceable until the aforesaid seven (7) day revocation period has expired; and

         (e) I hereby acknowledge that this Waiver and Release is not requested in connection with any existing incentive or other employment termination program.

         I hereby represent and warrant to the Releasees that (i) I have carefully read and fully understand all the provisions and effects of this Waiver and Release, (ii) I have had a period of at least twenty-one (21) days within which to consider this Waiver and Release, (iii) I have signed and returned this Waiver and Release knowingly and voluntarily and in the absence of any force or compulsion on the part of any of the Releasees and after having been advised in writing to consult with my attorney and (iv) none of the Releasees has made any representations or warranties concerning either the terms and provisions or effects of this Waiver and Release.

         I hereby acknowledge that this Waiver and Release shall take effect eight (8) days following its execution (the "Effective Date"), unless revoked by me as hereinafter provided. I hereby further acknowledge that I may revoke this Waiver and Release unilaterally prior to the Effective Date by notifying the Company in writing, of my decision to revoke this Waiver and Release and said notice must be received by the Company no later than the seventh (7th) day following my execution of this Waiver and Release. I understand that if I revoke and cancel this Waiver and Release, I will not be entitled to the accelerated vesting provided by Section 3 of the Agreement.

         Should any term or provision of this Waiver and Release be declared or be determined by any court to be illegal or invalid, the validity of the remaining terms and provisions, including the release of all Claims, shall not be affected thereby and said illegal or invalid term or provision shall be modified by the court so as to be legal or, if not reasonably feasible, shall be deleted. This Waiver and Release sets forth the entire agreement concerning the release of all Claims by me against the Releasees and may not be modified except by a writing signed by me and the Company.

         I HEREBY CONFIRM THAT I HAVE CAREFULLY READ THE FOREGOING TERMS AND CONDITIONS OF THIS WAIVER AND RELEASE, THAT I KNOW AND UNDERSTAND THE CONTENTS AND EFFECT OF THIS WAIVER AND RELEASE, THAT I HAVE HAD THE OPPORTUNITY TO CONSULT COUNSEL WITH RESPECT TO THE LEGAL EFFECT OF THIS WAIVER AND RELEASE, AND THAT MY EXECUTION OF THIS WAIVER AND RELEASE IS A VOLUNTARY ACT.

         I HEREBY VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT I MAY HAVE TO A TRIAL BY JURY IN ANY COURT HAVING JURISDICTION OVER THE MATTER WITH RESPECT TO ANY ACTION, COUNTERCLAIM OR DEFENSE ARISING OUT OF OR RELATING TO THIS WAIVER AND RELEASE.

         I represent that I have not filed, and will not hereafter file, any Claim against the Company or its Affiliates relating to my employment and/or cessation of my employment with the Company or its Affiliates, or otherwise involving facts that occurred on or prior to the date I sign this Waiver and Release.

         I understand and agree that if I commence, continue, join in, or in any other manner attempt to assert any Claim released herein against the Company or its Affiliates, or otherwise violate the terms of this Waiver and Release, (i) I will cease to have any right to accelerated vesting of my Restricted Shares pursuant to Section 3 of the Agreement, (ii) to the extent that the Common Shares have already been delivered to me pursuant to the Agreement, I will pay the Company, as liquidated damages and not as a penalty, promptly upon notice, an amount equal to (a) the gain (whether or not realized) attributable to the vesting of the Restricted Shares, plus (b) interest at a rate equal to the lesser of (i) twelve percent (12%) per annum or (ii) the maximum interest rate permitted by applicable law, compounded quarterly, calculated from the date the Restricted Shares vested until the date such payment to the Company is made. Such gain shall be determined as of the date the Restricted Shares vest as the positive difference, if any, between the Fair Market Value of such shares on the vesting date and the par value amount paid for the Restricted Shares, and (iii) I agree to reimburse the Company for all attorneys' fees and expenses incurred by it in defending against such a Claim, provided that the right to receive the foregoing payments is without prejudice to the other rights of the Company hereunder, including any waiver and release of any and all Claims against the Company.

         I understand and agree that the signing of this Waiver and Release by me does not in any way indicate that I have any viable Claim against the Company or any of its Affiliates, or that the Company or any of its Affiliates admits any liability to me whatsoever.

         This Waiver and Release shall be binding upon me and my heirs, executors, administrators, personal representatives and assigns, and shall inure to the benefit of the Releasees.

         This Waiver and Release shall be deemed to be made under, and in all respects be interpreted, construed and governed by and in accordance with, the laws of the State of New York to the extent not preempted by applicable Federal law.

         Capitalized terms used but not defined herein have the meanings given to them in the Agreement.

         IN WITNESS WHEREOF, I executed this Waiver and Release, this ____ day of __________________ .


                                                  -----------------------------
                                                  Employee

                                     ANNEX 3
                                       TO
                           RESTRICTED SHARES AGREEMENT

                  SAMPLE FORM FOR ELECTION UNDER SECTION 83(b)
                      OF THE INTERNAL REVENUE CODE OF 1986

Pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, and Treasury Regulation 1.83-2, the undersigned taxpayer hereby elects to include in taxpayer's gross income or alternative minimum taxable income, as the case may be, the excess, if any, of the fair market value of the Property (as hereinafter defined) at the time of transfer over the amount the taxpayer paid for such Property. The following information is furnished in accordance with Treasury Regulation 1.83-2(e).

1. The name, address and taxpayer identification number of the undersigned are as follows:

         Name of TAXPAYER:                           SPOUSE:

         Address:

         Social Security No. TAXPAYER:               SPOUSE:

2. The property with respect to which the election is made (the "Property") is described as follows: restricted shares of Cablevision NY Group Class A Common Stock of Cablevision Systems Corporation (the "Company").

3.       The  election is made for the 200__  calendar  year with respect to the
         Property.   The  date  on  which  the  Property  was   transferred   is
         _________________________.
               (Grant Date)

4. The Property is subject to the following restrictions: The Property may not be transferred and is subject to continued employment by the taxpayer with the Company through ____________________________________.
                                            (Fourth Anniversary of Grant Date)
         These restrictions lapse upon the satisfaction of certain conditions contained in an agreement entered into by the Company with the taxpayer.

5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such Property is: $__________________.

6.       The amount (if any) paid for such Property is  $________________.
                                                           (Par Value)

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described Property. The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:__________________________            ___________________________________
                                                              Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated:__________________________            ___________________________________
                                                              Spouse